Exhibit 8.1

[FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

Skadden, Arps, Slate, Meagher & Flom llp

525 University Avenue

Palo Alto, California 94301

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, 2025

Permuto Capital MSFT Trust I

611 Gateway Boulevard, Suite 120

South San Francisco, CA 94080

Re:	Permuto Capital MSFT Trust I

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Permuto Capital MSFT Trust I, a Delaware statutory trust (the “Trust”) in connection with the registration statement on Form S-1 and the prospectus filed in connection therewith (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on January 15, 2025. The Registration Statement relates to the public offering by the Trust of up to Dividend Certificates and Appreciation Certificates, of the Trust (together, the “Trust Certificates”), to be issued in accordance with the terms of the Amended and Restated Agreement and Declaration of Voting Trust (the “Trust Agreement”),                  dated , 2025, between Permuto Capital LLC, a Delaware limited liability company, as trust administrator, and CSC Delaware Trust Company, as Delaware trustee. Capitalized terms used in this opinion and not defined herein have the meaning assigned to them in the Registration Statement.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement, (2) the Trust Agreement, and (3) such other documents, certificates, records and information provided to us by you as we have deemed necessary or appropriate as a basis for our opinion set forth herein.

Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information and representations set forth in the documents referred to above. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the authenticity of the originals of such latter documents. We also have assumed that the transactions related to the issuance of the Trust Certificates will be consummated in the manner contemplated by the Registration Statement and other relevant documents. In addition, we have relied upon statements and representations of the officers and other representatives of the Trust and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Permuto Capital MSFT Trust I

     ,2025

In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, statements, representations or assumptions on which our opinion is based could affect our conclusions.

Based solely upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement, we are of the opinion that, under current U.S. federal income tax law:

(i) The Trust should be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership (within the meaning of section 7704 of the Code) subject to tax as a corporation.

(ii) Although the discussion set forth in the Registration Statement under the heading “United States Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of the Trust Certificates, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations that are anticipated to be relevant to the acquisition, ownership, and disposition of the Trust Certificates.

We express no opinion on any issue relating to the Trust or any investment therein, other than as expressly stated above.

This letter is furnished to you solely for your benefit in connection with the Registration Statement and is not to be relied upon by any other person without our express written permission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Very truly yours,